                                                                EXHIBIT 99.1

                           [Business Wire letterhead]

(BW)(PETCO)(PETC) PETCO ANIMAL SUPPLIES, INC. ACQUIRES PET FOOD WAREHOUSE, INC. FOR STOCK

    Business Editors

    SAN DIEGO--(BUSINESS WIRE)--Jan. 2, 1997--

    --Acquisition Provides PETCO With a Strong Midwest Presence--

    PETCO Animal Supplies, Inc. (NASDAQ:PETC), one the nation's largest specialty retailers of pet food and supplies, announced today that it completed the acquisition of Pet Food Warehouse, Inc. (NASDAQ:PFWA) on December 31,
1996. The addition of Pet Food Warehouse's 32 stores will bring the number of stores owned and operated by PETCO to 325 in 21 states and the District of Columbia by its February 2 fiscal year end.
    Under the terms of the merger agreement, shareholders of Pet Food Warehouse will receive 0.2173913 shares of PETCO common stock for each common share of Pet Food Warehouse. Following the issuance of approximately two million shares in this transaction, which is intended to qualify as a tax free reorganization and pooling of interests for accounting purposes, PETCO will have 18.6 million shares outstanding.
    Brian K. Devine, PETCO's Chairman, President and Chief Executive Officer, said, "Our acquisition of Pet Food Warehouse, a major midwestern retailer of pet food and supplies, represents an important strategic move consistent with our mission to build shareholder value by further growing PETCO into the premier specialty retailer of pet food and supplies in the United States. The combination with Pet Food Warehouse will increase PETCO's annual sales to approximately $500 million with a significant presence in each of the following major markets; west coast, southwest, mid-Atlantic, New England, and now the upper midwest."
    "We are delighted with the merger as Pet Food Warehouse is an ideal vehicle for PETCO's entry into the highly attractive midwest region. Also as a result of the acquisition, we will benefit from the talents of a management team led by Chairman, President and CEO, Marvin W. Goldstein, a group that has guided a major turnaround of their company over the past year," continued Mr. Devine.
    "Based on the similarity of the companies' product offerings, and the fact that there is no geographic overlap of operations, we anticipate a smooth integration of Pet Food Warehouse's stores into PETCO's system. We believe that the combination will be accretive to earnings in 1997 and thereafter and that significant opportunities for further expansion will emerge throughout the midwest region as a result of this merger," concluded Mr. Devine.
    Mr. Goldstein added: "We believe this is a good transaction for all of our constituencies: shareholders, customers, employees and communities."

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    Based in Minneapolis, Minnesota, Pet Food Warehouse operates pet food and supply stores in the Upper Midwest area with locations in Minnesota, Wisconsin, North Dakota, South Dakota, and Iowa. The chain's annual sales are approximately $70 million with an average-store size of approximately 17,000 square feet.
    "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of PETCO to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors are discussed under the caption "Certain Cautionary Statements" in PETCO's Annual Report on Form 10-K for the year ended February 3, 1996.

  Combined Stores by State

Arizona                  11
California              125
Colorado                  4
Connecticut               9
District of Columbia      1
Iowa                      5
Maryland                  6
Massachusetts            17
Minnesota                17
Nevada                    3
New Hampshire             3
New Jersey               12
New York                 14
North Dakota              2
Oregon                   10
Pennsylvania              9
Rhode Island              1
South Dakota              1
Texas                    37
Virginia                  8
Washington               23
Wisconsin                 7

Total                   325

CONTACT:  James Myers
          Sr. Vice President
          PETCO Animal Supplies, Inc.
          619/677-3005